Exhibit 99.3

To:	All Allergan Employees

From:	David E. I. Pyott, Chairman of the Board and CEO

Re:	Allergan Update

Colleagues:

I want to provide you with an update regarding the revised unsolicited proposal we received from Valeant Pharmaceuticals and Pershing Square on May 30, 2014.

This morning, we communicated to Valeant that, after consulting with its independent financial and legal advisors, Allergan’s Board of Directors has unanimously determined that the revised unsolicited proposal from Valeant substantially undervalues the Company, creates significant risks and uncertainties for the stockholders of Allergan, and is not in the best interests of our company and our stockholders.

As we noted in our press release, Valeant’s revised proposal does not reflect Allergan’s financial strength, leading market positions, future revenue and earnings growth or industry-leading research and development efforts. Allergan has a track record of generating consistently strong results and value for its stockholders, and we have tremendous momentum in our business. This has been recognized by the investment community which has significantly raised its standalone valuation for Allergan over the last month.

The Board also believes that Valeant’s business model is not sustainable, built upon low organic sales growth, serial acquisitions and extreme cost cutting across R&D and sales and marketing. The Board has the utmost confidence in our strategy as well as our team, and believes that the Company will create significantly more value for stockholders than Valeant’s inadequate proposal.

I know there has been a great deal of activity in the media. Based on public statements by Valeant and Pershing Square, this activity could last through the end of the year with Valeant and Pershing Square continuing to make claims about our business, all with the goal of trying to acquire Allergan at a price that substantially undervalues our company. I would like to thank all Allergan employees around the world for avoiding these distractions to date and for staying focused on meeting and exceeding the expectations of our customers and continuing to deliver innovative products that help to improve the lives of their patients. It is with your support that we are able to move forward with business as usual as we build upon our unique company and culture dedicated to delivering high-quality products and providing first-class customer service.

Thank you all again for your continued hard work and belief in our culture.

David

Important Additional Information

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

STOCKHOLDERS ARE ENCOURAGED TO READ ANY ALLERGAN SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ALLERGAN MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by Allergan with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com.